RESOURCE MORTGAGE CAPITAL, INC.

                       1995 DIRECTORS STOCK INCENTIVE PLAN

      SECTION 1. Purpose. The purpose of this Resource Mortgage Capital, Inc., 1995 Directors' Stock Incentive Plan (the "Plan") are to promote the interest of Resource Mortgage Capital, Inc. (together with any successor thereto, the "Company") and its stockholders by (i) attracting and retaining the services of experienced and knowledgeable directors, (ii) encouraging such directors to acquire a proprietary and vested interest in the growth and performance of the Company and (iii) generating an increased incentive for such directors to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders. The Plan is intended to permit the grant of SARs and the award of DERs.

      SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      "Affiliate" shall mean (i) any entity that, directly or indirectly, controls or is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest.

      "Average Net Worth" shall for any period mean the arithmetic average of the Net Worth of the Company at the beginning of such period and at the end of such period.

      "Average Ten Year Treasury Rate" shall be an the arithmetic average of the weekly per annum average yield to maturity for actively traded marketable U.S. Treasury fixed rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board.

      "Board" shall mean the Board of Directors of the Company.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Common Equivalent Share" shall mean any Share that would be outstanding if all contingent issuances of Shares and all other shares convertible into Shares were exercised.

      "Dividend Equivalent Right" shall mean any right granted under Section 6(c) of the Plan.

      "Eligible Director" shall mean each director of the Company, who is not an employee of the Company or any of the Company's Affiliates.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" shall bean the Securities Exchange Act of 1934, as amended.

      "Fair Market Value" shall mean, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such date, or if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Administrator may select.

      "Net  Worth"  shall  mean  the  excess  of  the   Company's   assets  over
liabilities, as determined in accordance with generally accepted accounting principles.

      "Participant" shall mean any Eligible Director granted an award under the Plan.

      "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political sub-division thereof or other entity.

      "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

      "SAR Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any SAR, which may, but need not, be executed or acknowledged by a Participant.

      "SAR" means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of SARs, unless the context requires otherwise.

      "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

      "Shares" shall mean the common shares of the Company.

      SECTION 3. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan.

      SECTION 4. SARs. On May 1, 1995, each Eligible Director, as of such date, shall be granted an SAR Award of ten thousand (10,000) Shares. Any individual who becomes an Eligible Director after May 1, 1995 shall be granted an SAR Award of ten thousand (10,000) Shares as of the date such individual becomes an Eligible Director. On May 1, 1996 and on May 1 of each subsequent year through and including the year 2005, each Eligible Director, as of the relevant May 1, shall be granted an SAR Award to acquire one thousand (1,000) Shares.

      (a) Exercise Price. The exercise price per Share under an SAR Award shall be the per Share Fair Market Value on the date of the grant of such SAR.

      (b) Dividend Equivalent Rights. Each SAR will accrue, at no cost to the Participant, Dividend Equivalent Rights. Dividend Equivalent Rights will accrue on May 2, 1995 and on each May 1, excluding the May 1 on which the particular SAR was granted, (a"DER Award Date") in an amount determined by the following formula: the number of Shares subject to the SAR, including for this purpose only the number of Shares subject to Dividend Equivalent Rights accrued on such SAR, will be multiplied by the Dividend Excess (as hereinafter defined) per Common Equivalent Share and the resulting product will be divided by the Fair Market Value per Share on the DER award Date. The "Divided Excess", if any, shall equal the excess of dividends actually paid by the Company on Shares and preferred shares during the calendar year preceding the DER Award Date, which excess shall not exceed the Company's net income for such calendar year, over the Benchmark Earnings (as hereinafter defined) for such calendar year. The Benchmark Earnings shall equal the product of the Average Ten Year Treasury Rate for the relevant calendar year plus one percentage point and the Company's Average Net Worth during such calendar year.

      (c) Time and Method of Exercise. Except as otherwise provided in this Plan, each SAR shall be immediately exercisable upon grant and shall remain exercisable until the expiration date of such SAR. Upon exercise of the SAR, a number of accrued Dividend Equivalent Rights shall be deemed to have been exercised equal to the total number of such accrued Dividend Equivalent Rights on such exercise date multiplied by a fraction, the numerator of which is the number of Shares for which the SAR is being exercised on such date, and the denominator of which is the maximum number of Shares for which the SAR could have been exercised immediately prior to such exercise; provided, however, that any fractional Dividend Equivalent Rights resulting from this calculation shall not be deemed to have been exercised. Each Dividend Equivalent Right shall entitle the SAR holder to receive one Share upon the deemed exercise of such Right. Fractional Dividend Equivalent Rights shall continue to accrue with respect to any SAR that has not been totally exercised. Upon the total exercise of any SAR, any fractional Dividend Equivalent Rights accrued with respect thereto shall be canceled.

      (d) Limits on Transfer of SARs. Each SAR and each DER under any SAR shall be exercisable only by the Participant, any individual who received the SAR pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA (or the rules thereunder), or any guardian or legal representative of the Participant or any such individual if permissible under applicable law.

      No SAR and no DER under any such SAR may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

      (e) Term of SARs. The maximum period in which an SAR may be exercised shall not exceed 10 years from the date of grant; provided, that under the applicable SAR Agreement the SAR may expire within a shorter period.

      (f) Payment Terms for Exercise of SARs. The payment of the SAR price and corresponding DER shall be made in cash.

      (g) Termination of Service. If a Participant's service as an Eligible director is terminated for any reason, any SAR held by such Participant shall remain exercisable for 90 days after such termination, but in no event beyond the expiration date of such SAR. Upon the expiration of such 90 day period, any unexercised SARs held by such Participant shall be canceled.

      (h) Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his SAR.

      SECTION 5. Amendment and Termination Except to the extent prohibited by applicable law and unless otherwise expressly provided in an SAR Agreement or in the Plan:

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan; provided, that any such amendment, alteration, suspension, discontinuation, or termination that would materially impair the rights of any Participant or a beneficiary thereof as to any outstanding SAR shall not to that extent be effective without the approval of the affected Participant or beneficiary; and provided further, that notwithstanding any other provision of the Plan or any SAR Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made that would:

                  (i) permit SARs encompassing rights to purchase Shares to be granted with per Share exercise or purchase prices of less than the Fair Market Value of Share on the date of grant thereof; or

                  (iii) otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement which is a prerequisite for exemptive relief from
      Section 16(b) of the Exchange Act.

      (b) Limitation on Amendments. This Plan shall not be amended more than once every six months, other than to comport with changed in the Code.

      (c) Correction of Defects, Omissions and Inconsistencies. The Board may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any SAR or SAR Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. In the event of a conflict between any term or provision contained in SAR or an SAR Agreement and a term or provision contained in the Plan, the applicable terms and conditions of the Plan shall govern and prevail.

      SECTION 6.  General Provisions.

      (a) No Rights to SAR Awards. No Person shall have any claim to be granted any SAR, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of SARs. The terms and conditions of SARs need not be the same with respect to each recipient.

      (b) Withholding. The Company or any Affiliate is hereby authorized to withhold from any payment pursuant to the exercise of an SAR or from any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of the exercise of an SAR and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

      (d)  Governing Law.   The validity, construction, and effect of the Plan
and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Virginia.

      (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or SAR, or would disqualify the Plan or any SAR under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or SAR and the remainder of the Plan and any such SAR shall remain in full force and effect.

      (f) No Trust or Fund Created. Neither the Plan nor any SAR shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an SAR, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (g) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      SECTION 7. Effective Date of the Plan. The Plan shall be effective as of May 1, 1995.